Exhibit 10.1

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of July 22, 2020, by Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Company”), and Joyce Manning Magrini (“Executive”).

W I T N E S S E T H.

WHEREAS, the parties hereto entered into that certain Employment Agreement, dated as of October 13, 2009 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The definition of “Expiration Date” in Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

“Expiration Date” means December 31, 2020 (or, if so agreed to by the parties, a later date preceding May 31, 2021).

2.	Section 2 of the Employment Agreement is hereby amended to add the following subsection 2(d) at the end thereof:

(d) Following the Expiration Date, the Executive shall provide at least ten (10) hours of consulting services to the Company on a calendar month basis, pro-rated for any partial months of service, until May 31, 2021 (the “Consulting Period Expiration Date,” and the period from the Expiration Date to the Consulting Period Expiration Date, the “Consulting Period”).  During the Consulting Period, the Executive shall provide, at the request of the Company’s Chief Executive Officer, consulting services relating to human resources matters, including consulting with and supporting the Executive’s successor at the Company.

3.	Section 3 of the Employment Agreement is hereby amended to add the following subsection 3(m) at the end thereof:

(m) During the Consulting Period, except as explicitly provided for herein, Executive shall not be entitled to any of the compensation or benefits set forth in Sections 3(a) – 3(g) of this Agreement or any other compensation or benefits provided by Company;

provided, however, that (i) the Executive shall be paid for services provided to the Company during the Consulting Period at an hourly rate that shall be mutually agreed upon by Executive and the Company, (ii) the Executive shall remain eligible for an annual bonus under the Senior Management Bonus Plan for the fiscal year in which the Expiration Date occurs, to the extent targets thereunder are achieved for such year, pro rated based on the number of days of such fiscal year on which Executive was employed by the Company prior to the Expiration Date, which payment shall be made when the bonus payments for such fiscal year are otherwise due, and (iii) Executive shall continue to vest in Executive’s outstanding option awards, with the unvested portion of the Executive’s outstanding option awards as of the Consulting Period Expiration Date eligible for the retirement pro-rata vesting treatment specified in the fiscal 2019 option award agreement.

4.	Section 4(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

(a) The Employment Period shall end on the Expiration Date and the Consulting Period shall end on the Consulting Period Expiration Date; provided, that (i) the Employment Period or Consulting Period, as applicable, shall terminate prior to such dates immediately upon Executive’s resignation, death or Disability and (ii) the Employment Period and Consulting Period may be terminated by resolution of the Board, with or without Cause at any time prior to such dates.  Except as otherwise provided herein, any termination of the Employment Period or Consulting Period by the Company shall be effective as specified in a written notice from the Company to Executive.

5.	Section 4(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

(b)If the Employment Period is terminated by the Company prior to the Expiration Date:

(i) by resolution of the Board (other than for Cause) or by Executive resigning for Good Reason, Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary and vacation and unpaid business expenses up to the date of such termination, (2) any unpaid bonus earned by Executive for the fiscal year prior to the Termination Year, but then unpaid, and any other amounts owed under Section 3(i), (3) the pro rata portion of Executive’s Target Bonus (pursuant to Section 3(b) hereof) during the Termination Year, to the extent targets thereunder are achieved for such year, after such termination, pro rated based on the number of days of the Termination Year prior to the date of termination, which payment shall be made when the bonus payments for such Termination Year are otherwise due, (4) severance pay in the full amount of Base Salary at the time of termination from the date of termination through the period ending on the first anniversary of the date of termination, and (5) full continuation of Executive’s hospital, health, disability, medical and life insurance benefits during the one year severance period (to the extent any of those benefits cannot be provided by the Company during the one year severance period, the Company will provide Executive with a sum of money calculated to permit Executive to obtain the same benefits individually, grossed up for tax purposes so that Executive remains whole).  The Executive acknowledges that

Good Reason shall not occur in connection with the appointment of the Executive’s successor, effective after December 31, 2020.

(ii) for any other reason, including as a result of Executive’s death, Disability, voluntary resignation for other than Good Reason, by resolution of the Board for Cause, expiration of the Employment Period on the Expiration Date, or if the Consulting Period expires or is terminated by the Company or Executive for any reason, Executive’s sole entitlement shall be to receive all previously earned and accrued but unpaid Base Salary, vacation and unpaid business expenses up to the date of such termination or expiration and Executive shall not be entitled to any further Base Salary, bonus payments or benefits for that year or any future year, except as required by Section 3(m) of this Agreement or applicable law, or to any other severance compensation of any kind.

6.	Section 4(f) of the Employment Agreement is hereby amended in its entirety to read as follows:

(f) Except as provided in Sections 4(b)(i) and 4(b)(ii) above, (i) all of Executive’s rights pursuant to Sections  3(c), 3(d), 3(e), 3(f), 3(g), 3(i), 3(j) and 3(k) shall cease upon the termination of the Employment Period and (ii) all of Executive’s rights pursuant to Section 3(m) shall cease upon the termination or expiration of the Consulting Period.

7.

Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.
9.

This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

10.

This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By: /s/ Michael O’Sullivan

Name: Michael O’Sullivan

Title: Chief Executive Officer

/s/ Joyce Manning Magrini

________________________

Joyce Manning Magrini

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